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                                                                    EXHIBIT 10.9


                      AGREEMENT BETWEEN LANDLORD AND LENDER

         THIS AGREEMENT BETWEEN LANDLORD AND LENDER (this "Agreement") is executed as of this 24th day of August, 1999, by Denver Pavilions, L.P., having its principal place of business at 500 16th Street, Denver, CO 80202, being the fee owner and landlord (the "Landlord") of certain premises described on Exhibit A (the "Premises"), which are now occupied, in whole or in part by Cafe Odyssey, Inc., a Minnesota corporation, having its principal place of business at 4801 West 81st Street, Suite 112, Bloomington, Minnesota 55437 (the "Lessee"), with regard to the following:

                                    RECITALS:

         First, the Lessee has requested FAIRVIEW PARTNERS, an Ohio general partnership ("Lender") having an address at 5807 McCray Court, Cincinnati, Ohio 45224, to make a loan or loans to the Lessee (the "Loan") pursuant to the terms of the Loan Agreement dated August 24, 1999, (the "Loan Agreement") in the maximum aggregate principal amount not to exceed Two Million Dollars ($2,000,000) and other security or supporting documentation executed in conjunction therewith (all such documents, as the same may be hereafter amended, modified, supplemented or restated, are collectively referred to herein as the "Loan Documents");

         Second, the Lender is willing to extend the Loan only upon the security of the various Loan Documents and as further security, this Agreement for the purpose of specifying the Lender's rights with regard to the Premises; and

         Third, the Lessee has entered into that certain Lease of the Premises with the Landlord dated May 12, 1998, for a fifteen (15) year term which will terminate on March 15, 2014 (the "Lease");

         NOW THEREFORE, in consideration of the foregoing, the reliance of the Lender in extending the Loan, the mutual covenants and agreements hereinafter contained and for other valuable consideration as evidenced by the Loan Agreement and other Loan Documents, the sufficiency of which is hereby acknowledged, the undersigned parties, intending to be legally bound, first incorporate the foregoing Recitals and the definitions contained within them and the heading of this Agreement into the body hereof and otherwise agree as follows:

         1. The Lease is in full force and effect and constitutes the entire agreement between the Landlord and Lessee regarding the Premises.

         2. All rents reserved in the Lease have been paid to the extent they are payable on or before the date hereof.

         3. To the best of Landlord's knowledge, there is no existing default under the provisions of the Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of the Landlord or the Lessee thereunder to be observed or performed.







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         4. Landlord waives each and every right which Landlord now has, or may hereafter have, under the laws of the State of Minnesota, or by virtue of the Lease, any substitute lease or rental agreement with Lessee now or hereafter in effect, to levy or distrain upon for payment in arrears, in advance or both, or to claim or assert title to or a lien upon, all equipment, trade fixtures, furniture and moveable personal property owned by the Lessee including, without limitation, counters, restaurant kitchen equipment, shelving, showcases, mirrors and other movable personal property (excluding however, mechanical, plumbing and electrical systems, light fixtures, floor and wall coverings and immovable partitions) and all additions, attachments and replacements thereof (the "Equipment") which Equipment is now on the Premises, or may hereafter be delivered or installed thereon, and is or may hereafter become subject to any lien, mortgage, or security interest in favor of Lender pursuant to the Loan Documents.

         5. Landlord agrees that the Equipment shall remain personal property notwithstanding the manner or mode of its attachment to the Premises, if any, and shall not become fixtures.

         6. Landlord recognizes and acknowledges that any claim or claims that Lender has or may hereafter have against the Equipment by virtue of any Loan Document is superior to any lien or claim of any nature which Landlord now has or may hereafter have to the Equipment pursuant to the Lease, by statute, agreement or otherwise.

         7. In the event of default by Lessee in the payment of any indebtedness to the Lender, or in the performance of any of the terms and conditions of any Loan Document or any extension or renewals thereof, Lender may remove the Equipment, or any part thereof, from the Premises in accordance with the terms and conditions of the Loan Documents. Landlord consents to the entry upon the Premises for the purpose of taking possession or removal of the Equipment upon three (3) business days prior written notice. Landlord waives opportunity for hearing in conjunction with any taking of possession or removal of the Equipment by Lender. Any damage caused by removal shall be repaired by Lender at its sole cost and expense. Landlord will make no claim whatsoever to the Equipment. In the event of any such default by Lessee, Landlord agrees that, at Lender's option, the Equipment may remain upon the Premises for a period of one (1) month after the receipt by Lender of written notice from Landlord directing removal, without incurring storage charges therefor.

         8. Landlord will give to Lender simultaneously with service on Lessee a duplicate of any and all notices or demands which are required by the L&we to be given by Landlord to Lessee All such notices and demands shall be in writing, either delivered in hand or sent by first class mail, postage prepaid or sent by facsimile transmission addressed as follows:

                             Fairview Partners
                             5807 McCray Court
                             Cincinnati, Ohio 45224




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With a required copy to:

                       Keating, Muething & Klekamp, P.L.L.
                       1400 Provident Tower
                       One East Fourth Street
                       Cincinnati, Ohio 45202
                       Attention:  Paul V. Muething

         9. Upon a default under the Lease, Lender shall have the right and privilege of performing on behalf of Lessee any of Lessee's covenants or of curing any defaults by Lessee or of exercising any election, option or privilege conferred upon Lessee by the terms of the Lease and Lessee shall be bound thereby.

         10. Landlord shall not terminate the Lease or Lessee's right of possession for any default of Lessee if, (i) with respect to a monetary default, within a period of ten (10) days after the expiration of the period of time (if any) within which Lessee is expressly allowed in the Lease to cure such default, and (ii) with respect to a nonmentary default within a period of thirty (30) days after the expiration of the period of time (if any) within which Lessee is expressly allowed in the Lease to cure such default, Landlord has provided notice of such default to Lender and such default is cured or caused to be cured by Lender or, (iii) if such nonrnonetary default is not reasonably susceptible to being cured within such thirty (30) day period within a period of sixty (60) days after the expiration of the period of time (if any) within which Lessee is expressly allowed in the Lease to commence to eliminate the cause of such default, Landlord has provided notice of such default to Lender and Lender diligently commences to cure such default within the initial thirty (30) day period, and continues to eliminate the cause of such default within the sixty
(60) day period on behalf of Lessee; provided, however, that there shall be no obligation on the part of Lender to cure any default. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise delay the exercise of any rights of the Landlord under the Lease to ameliorate or otherwise cure the existence of any safety, health, hazardous or other emergency related situation or condition on the Premises in accordance with the terms currently set forth in the Lease.

         11. The Lender may, at any time, and from time to time, without the consent of Landlord, without giving notice thereof to Landlord and without affecting or impairing the validity or effectiveness of this instrument, (i) extend additional credit or lend additional funds to the Lessee or any of them,
(ii) modify or amend the terms of payment of any indebtedness of Tenant (or any of them) to the Lender, or (iii) amend or modify any of the terms, conditions, covenants and agreements set forth in the Loan Agreement or in any security agreement, mortgage or other loan document executed in connection therewith; provided, however, that nothing contained in the Loan Documents or in this Agreement shall be construed to create a security interest in favor of the Lender in and to the Lease and the leasehold rights of the Lessee thereunder or be deemed to constitute a consent of the Landlord to any such security interest.





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         12. Landlord shall have no obligation or duty to determine whether or not the Lessee has defaulted in its obligations to the Lender, and Landlord shall be entitled to rely, fully and without recourse by Lessee, on receipt of written notice from Lender that the Lessee has defaulted.

         13. This Agreement shall be binding upon the Landlord, the heirs, executors, personal representatives, successors and assigns of the Landlord, and all transferees of the Premises and shall inure to the benefit of Agent and the Lenders, and their respective successors and assigns.

         14. This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned parties have executed this
Agreement as of the date first set forth above.

Landlord:                            DENVER PAVILIONS, L.P.


                                     By: s/ William E. Denton
                                        ----------------------------------------
                                     Print Name:  William E. Denton, Man.
                                                --------------------------------
                                     Title:  for Denhill Denaw, General Partner
                                           -------------------------------------

Signed and acknowledged in
the presence of:


Print name:  Rebecca A. Struckhoff
           -------------------------

Print name:  Robert J. Murray
           -------------------------


Lessee:                              Cafe Odyssey, Inc., a Minnesota corporation


                                     By:  s/ Stephen D. King
                                        ----------------------------------------
                                     Print Name:  Stephen D. King
                                                --------------------------------
                                     Title:  C.E.O.
                                           -------------------------------------

Signed and acknowledged in
the presence of:


Print name:  Gail T. King
           -------------------------

Print name:  Roberta J. Hines
           -------------------------





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AGREED AND ACCEPTED:

Lender:                                 FAIRVIEW PARTNERS, an Ohio general
                                        partnership


                                        By:  s/ T.E. Johnson
                                           -------------------------------------
                                        Print Name:  Timothy E. Johnson
                                                   -----------------------------
                                        Title:  Agent
                                              ----------------------------------


Signed and acknowledged in
the presence of:


Print name:  Noel A. Thesing
           --------------------------

Print name:  Carol J. Stemler
           --------------------------





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State of Ohio               )
                            )ss.
County of Hamilton          )

         On this 25th day of August, 1999, before me, a Notary Public in and for said State, personally appeared Timothy E. Johnson, to me personally known, who, being by me duly sworn, did say that he is an agent of Fairview Partners, an Ohio general partnership, and that said instrument was signed on behalf of said partnership by authority of its partners, and he acknowledged said partnership by authority of its partners, and he acknowledged said instrument to be the free act and deed of said partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the County and State aforesaid.


                                             s/ Noel Ann Thesing
                                             -----------------------------------


My Commission Expires:

                        NOTARIAL SEAL       NOEL ANN THESING
                        STATE OF OHIO       Notary Public, State of Ohio
                                            My Commission Expires April 15, 2001






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State of Ohio               )
                            )ss.
County of Hamilton          )

         BEFORE ME, the Subscriber, a Notary Public in and for said County and State, personally appeared Stephen D. King, Chief Executive Officer of Cafe Odyssey, Inc., a Minnesota corporation, the corporation which executed the foregoing instrument, who acknowledged he did sign said instrument as such officer on behalf of said corporation, and by authority of its Board of Directors, and that the execution of said instrument is his free and voluntary act and deed individually and as such officer, and the free and voluntary act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my name and affixed my Notarial Seal this 24th day of August, 1999.


                                      s/ Gail King
                                     -------------------------------------------
                                     Notary Public


NOTARIAL SEAL    GAIL TONYA KING, Attorney at Law
STATE OF OHIO    Notary Public, State of Ohio
                 My Commission Has No Expiration Date
                 Section 147.03








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State of California         )
                            )ss.
County of Ventura           )

         On this 24th day of August, 1999, before me, a Notary Public in and for said State, personally appeared William E. Denton, proved by satisfactory evidence, who, being by me duly sworn, did say that he is the General Partner of Denver Pavilions, a Colorado limited partnership, and that said instrument was signed on behalf of said partnership, and he acknowledged said instrument to be the free act and deed of said partnership.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the County and State aforesaid.


                                          s/ Rex J. Masterson
                                          --------------------------------------

My Commission Expires: 6-16-01

                         NOTARIAL SEAL    REX J. MASTERSON
                                          COMM. #1140352
                                          Notary Public - California
                                          VENTURA COUNTY
                                          My Comm. Exp. June 16, 2001

Prepared by and
Upon recordation return to:

Gail T. King, Esq.
Keating, Muething & Klekamp, P.L.L.
1400 Provident Tower
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-6584



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